EXHIBIT 4

                                STOCK CERTIFICATE


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                                    SPECIMEN

                                STOCK CERTIFICATE



     NUMBER:                                      SHARES:

                                                  RESTRICTED STOCK

     Incorporated under the laws of the State of Wisconsin.

                     Security Financial Services Corporation

                Authorized Common 24,000 Shares $100.00 Par Value

     This    certifies   that    ______________________    is   the   owner   of
______________________  (common  shares  --  $100.00  par  value)  full paid and non-assessable transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation this _____ day of ___________ A.D., 19___.


____________________________                 __________________________________
Secretary                                    President



ON REVERSE:

     FOR VALUE RECEIVED, ______________ hereby sell, assign and transfer unto ______________________________________________ __________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

     Dated ______________________, 19___.

In presence of:



____________________________                 __________________________________

          THE SHARES REPRESENTED BY THIS CERTIFICATE AND ANY SALE, TRANSFER, OR OTHER DISPOSITION THEREOF ARE RESTRICTED UNDER AND SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN ARTICLE 5 OF THE CORPORATION'S ARTICLES OF INCORPORATION, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE CORPORATION.